                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-79499
                     Zero Coupon Convertible Preferred Stock CUSIP No. 65332V863



                          NEXTEL COMMUNICATIONS, INC.

                   PROSPECTUS SUPPLEMENT DATED JULY 12, 2000
                      TO PROSPECTUS DATED AUGUST 16, 1999

     The selling stockholders table on pages 24-25 of the prospectus, as amended, is hereby further amended to update the information regarding the following entities in the prospectus/and their respective numbers of shares of zero coupon convertible preferred stock, common stock issued upon conversion of the zero coupon convertible preferred stock or common stock issued as liquidated damages.


                                          PREFERRED STOCK                 COMMON STOCK
                                          ---------------                 ------------

                                                      NUMBER OF                        NUMBER OF
                                    NUMBER OF          SHARES        NUMBER OF          SHARES
NAME OF SELLING STOCKHOLDER        SHARES OWNED        OFFERED      SHARES OWNED        OFFERED
---------------------------        ------------        -------      ------------        -------
HBK Investments, L.P.                  -0-               -0-             83               83